SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: September 17, 2001
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





          Oklahoma                                       73-1016728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
       of incorporation)


     321 East Main Street
        Ada, Oklahoma                                     74821-0145
  (Address of principal executive offices)                (Zip Code)

   Registrant's telephone number, including area code:    (580) 436-1234


Item 4.    Changes in Registrant's Certifying Accountant

(i) The Registrant engaged Grant Thornton LLP as its new independent accountants as of September 17, 2001. During the two most recent fiscal years and through September 17, 2001, the Registrant has not consulted with Grant Thornton LLP regarding (i) the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was the subject of a disagreement or reportable event with the former auditor except as described in the following paragraph.

               On August 1, 2001, Pre-Paid Legal Services, Inc. ("the Company") filed a Form 8-K disclosing the mutual agreement between the Company and its former auditor, Deloitte & Touche LLP, to cease the client-auditor relationship after the Company decided not to further contest the SEC's conclusion that the Company's advance commission payments should be expensed over the one month term of the Company's legal plan membership contracts. The Company has provided Grant Thornton LLP copies of all correspondence with, and from, the SEC regarding the accounting for advance commission payments. Based on review of this correspondence and discussions with the Company, Grant Thornton LLP believes expensing advance commission payments over the one month term of the Company's legal membership contracts is acceptable under accounting principles generally accepted in the United States of America.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PRE-PAID LEGAL SERVICES, INC.


                                            By:  /s/ Randy Harp
                                            ------------------------------------
Date:  September 19, 2001                   Randy Harp, Chief Operating Officer